SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective September 24, 2004, Section 3.2 of the Amended and Restated Bylaws of Charter Communications, Inc. ("Charter") was amended to provide that the number of directors on the board of directors of Charter shall be fixed at ten (10) persons, until changed from time to time by resolution of the Board or by the stockholders and that nine (9) directors shall be elected by the holders of the Class B Common Stock and one (1) director shall be elected by the holders of the Class A Common Stock and Class B Common Stock voting together as one class. Section 3.2 of the Amended and Restated Bylaws previously provided that the number of directors would be fixed at nine (9) persons. A copy of the amendment is being filed with this report as Exhibit 99.1.

ITEM 9.01. EXHIBITS.

Exhibit Number	Description
99.1	6th Amendment to the Amended and Restated Bylaws of Charter Communications Inc.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: September 29, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	6th Amendment to the Amended and Restated Bylaws of Charter Communications Inc.*

* filed herewith